EXHIBIT 10.64
AMENDMENT TO CREDIT AGREEMENT
THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of March 10, 2008 by and among THE BOSTON BEER COMPANY, INC. and BOSTON BEER CORPORATION (together, the “Borrowers” and each individually, a “Borrower”); and BANK OF AMERICA, N.A., a national banking association, successor-by-merger to Fleet National Bank (the “Bank”).
RECITALS
A. The Bank and the Borrowers are parties to that certain Second Amended and Restated Credit Agreement dated as of July 1, 2002, as modified by letter agreements dated as of August 4, 2004, December 30, 2005 and an Amendment to Credit Agreement dated as of February 27, 2007 (as modified, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.
B. The Borrowers have requested certain amendments to the Credit Agreement and the Bank is willing to make such amendments, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
I. AMENDMENTS TO CREDIT AGREEMENT.
A. Extension of Expiration Date. Section 1.1 of the Credit Agreement is amended so that the “Expiration Date”, as defined therein, shall be March 31, 2013 and the amount of the “Commitment”, as defined therein, shall be $50,000,000.
B. Use of Proceeds. Section 1.11 of the Credit Agreement is amended to read in its entirety as follows:
“1.11 Use of Proceeds. The proceeds of the Loans shall be used for working capital, capital expenditures and general corporate purposes of the Borrowers and their Subsidiaries (collectively, the “Companies”) in accordance with the terms of the Agreement.”
C. Financial Covenants. Section 5.1 of the Credit Agreement is amended to read in its entirety as follows:
“5.1 Covenants. Each of the Borrowers covenants and agrees that, so long as the Bank has any commitment to lend hereunder or any Loan or other Obligation to the Bank remains outstanding, the Borrowers will on a consolidated basis:
(a) Maintain at all times Tangible Net Worth of not less than (i) $100,000,000, plus (ii) 50% of positive Net Income (with no reduction for losses) for each fiscal quarter ended on or after December 31, 2007 plus (iii) 100% of Net Equity Proceeds received in any fiscal quarter ending on or after September 30, 2007;

(b) Not permit at any time the ratio of EBITDA to Interest Expense for any period of four consecutive fiscal quarters, commencing with the period ending December 31, 2007, to be less than 2.00:1.00; and
(c) Not permit the ratio of Total Funded Debt at any time to EBITDA for the most recently ended period of four consecutive fiscal quarters to be greater than 3.50:1.00.”
D. Indebtedness. Section 6.1(c) of the Credit Agreement is amended to add thereto a new section (f) to read as follows:
”; and (f) Indebtedness relating to rate hedging and swap transactions of the Borrowers and their Subsidiaries entered into in the ordinary course of business.”
E. Distributions. Subsection (c) of Section 6.7(c) of the Credit Agreement is amended to read in its entirety as follows:
"(c) The Holding Company may redeem additional shares of its Class A Common Stock (i) as approved by its Board of Directors between January 4, 2000 and February 20, 2002 (collectively, the “Phase 1 Stock Repurchases”) or (ii) as approved by its Board of Directors at any time after the date hereof (collectively, the “Phase 2 Stock Repurchases”) and the Holding Company may declare or pay cash dividends to its Class A Common and Class B Common stockholders; provided no Event of Default exists before and after giving effect to the payment of such dividends or redemption.”
F. Definitions. The definition of “Permitted Investments” set forth in Schedule A to the Credit Agreement is amended to read in its entirety as follows:
“Permitted Investments — As applied to any Company, (i) investments of funds in authorized marketable securities in conformance with the investment policy and investment objectives as adopted by the Board of Directors of the Holding Company from time to time (with a copy thereof being delivered to Bank promptly after such adoption), (ii) up to $7,500,000 in the aggregate in connection with Permitted Acquisitions after the date of this Agreement, (iii) the investments of the Holding Company and its Subsidiaries in their wholly-owned direct and indirect Subsidiaries, and (iv) advances to employees for the purchase of stock options not to exceed $1,000,000 outstanding at any time in the case of any one employee and not to exceed $2,000,000 outstanding at any time in the aggregate to all employees of the Companies.”

G. Further Amendments. Except as specifically amended above, the text of the Credit Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed in all respects.
II. MISCELLANEOUS.
A. The Bank acknowledges that Boston Beer Corporation has entered into a Contract of Sale dated August 1, 2007 with Diageo North America, Inc. (“Diageo”) to acquire the brewery facility, including all real and personal property, owned by Diageo located in Breinigsville, Pennsylvania, for a purchase price of $55,000,000. The Borrowers have informed the Bank that they intend to distribute sufficient funds to Samuel Adams Pennsylvania Brewery Company, a wholly-owned subsidiary of Boston Beer Corporation (“SAPBC”), to acquire such facility, to make capital improvements to such facility and to operate the facility (the “Lehigh Acquisition, Improvement and Operation”). Upon such acquisition, SAPBC will become a Material Subsidiary under the terms of the Credit Agreement. To the extent such consent is necessary, the Bank hereby consents to the Lehigh Acquisition, Improvement and Operation and confirms that, any implication in the Credit Agreement to the contrary notwithstanding, the Lehigh Acquisition, Improvement and Operation are not subject to the dollar limits contained in the definitions of Permitted Acquisitions or Permitted Investments contained in the Credit Agreement.
B. The Borrowers hereby represent and warrant that (a) all of the Borrowers’ representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) and (b) no Default has occurred and is continuing. Attached as Annex 1 hereto is a true and complete list of Material Subsidiaries of the Borrowers as of the date of this Amendment.
C. The Borrowers have informed the Bank that Freetown Acquisition Company, LLC, a Massachusetts limited liability company and wholly-owned Subsidiary of Boston Beer Corporation purchased real estate in Freetown, Massachusetts and desires to sell such real estate on an arms-length basis and distribute the net proceeds of such sale to its parent, Boston Beer Corporation. To the extent such consent is necessary, the Bank hereby consents to such sale and distribution of net proceeds thereof to Boston Beer Corporation.
D. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.
E. The Borrowers agree to pay to the Bank upon execution and delivery of this Amendment, an amendment fee in the amount of 0.10% of the Commitment ($50,000) and reasonable legal fees and expenses of counsel to Bank in connection with the preparation, negotiation and delivery of this Amendment.
F. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal by their duly authorized officers under seal as of the day and year first above written.

THE BOSTON BEER COMPANY, INC.
By:	/s/ MARTIN F. ROPER
	Name:	Martin F. Roper
	Title:	President & CEO

BOSTON BEER CORPORATION
By:	/s/ MARTIN F. ROPER
	Name:	Martin F. Roper
	Title:	President & CEO

BANK OF AMERICA, N.A.
By:	/s/ CHRISTOPHER S. ALLEN
	Name:	Christopher S. Allen
	Title:	Senior Vice President

ANNEX 1
Material Subsidiaries as of March 10, 2008
Samuel Adams Brewery Company, Ltd., an Ohio limited liability company
BBC Brands, LLC, a Massachusetts limited liability company
Samuel Adams Pennsylvania Brewery Company,
a Pennsylvania limited liability company
(expected to become Material Subsidiary in near future)

CONFIRMATION OF GUARANTORS
By signing below, the undersigned Material Subsidiaries of The Boston Beer Company, Inc. and Boston Beer Corporation hereby acknowledge and consent to the foregoing Amendment and all prior amendments to the Credit Agreement (as defined in the foregoing Amendment) and confirm that their respective Unlimited Guarantees are in full force and effect and continue to guarantee payment and performance of any and all Obligations (as defined in such Unlimited Guarantees) of the Borrowers to Bank, including without limitation the Note as amended and restated to reflect the increased Commitment of $50,000,000.
Dated as of March 10, 2008.

SAMUEL ADAMS BREWERY COMPANY, LTD.
By:	/s/ MARTIN F. ROPER
	Name:	Martin F. Roper
	Title:	President & CEO

BBC BRANDS, LLC
By:	/s/ MARTIN F. ROPER
	Name:	Martin F. Roper
	Title:	President & CEO